Exhibit 21.


15.1  Subsidiaries  of First  Litchfield  Financial  Corporation at December 31,
1999:
                                                               Percent
                                                               Owned By
                                                               First Litchfield
                                   Incorporated In             Financial
Subsidiary                         The State of:               Corporation
----------                         -------------               -----------

First National Bank of             Connecticut                 100%
Litchfield